As Filed with the Securities and Exchange Commission on August 16, 2006


                                                     Registration No. 333-132319
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933


                 CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                    33-1133726
(State of incorporation)                (I.R.S. Employer Identification Number)
                              1000 Technology Drive
                          O'Fallon, Missouri 63368-2240
                                 (636) 261-1313
                          (Address, including zip code,
                              and telephone number,
                             including area code, of
                        registrant's principal executive
                                    offices)

                               MICHAEL S. ZUCKERT
                  GENERAL COUNSEL, FINANCE AND CAPITAL MARKETS
                                 Citigroup Inc.
                                 425 Park Avenue
                            New York, New York 10043
                                 (212) 559-1000

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                                   ----------
                                   Copies to:

        Katharine I. Crost              Eberhard J. Gabriel           Jordan M. Schwartz, Esq.
Orrick, Herrington & Sutcliffe LLP        General Counsel         Cadwalader, Wickersham & Taft LLP
         666 Fifth Avenue             Citicorp Trust Bank, fsb       One World Financial Center
     New York, New York 10103        250 East Carpenter Freeway       New York, New York 10281
          (212) 506-5000                Irving, Texas 75062                (212) 504-6000

                                   ----------
     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
                                   ----------
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the Certificates other than underwriting discounts and commissions.

`                                                                        `
SEC filing fee.........................................       $  1,070,000
Printing and engraving fees............................            200,000*
Accounting fees and expenses...........................            160,000*
Legal fees and expenses................................            650,000*
Trustee fees and expenses..............................             30,000*
Rating agency fees.....................................            200,500*
Miscellaneous..........................................             60,000*
                      Total                                   $  2,370,000*

----------

*   Estimated.

Item 15. Indemnification of Directors and Officers.

     The Issuer's Certificate of Incorporation provides that the Issuer shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Issuer) by reason of the fact that he is or was a director, officer, employee or agent of the Issuer, or is or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     The Issuer's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the Issuer shall not be personally liable to the Issuer or its stockholders for monetary damages for breach of fiduciary duty as a director, and that any repeal or modification of the foregoing provision by the stockholders of the Issuer shall not adversely affect any right or protection of a director of the Issuer existing at the time of such repeal or modification.

     a. Insurance. Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Issuer.

Item 16. Exhibits.

1.1  Form of Underwriting Agreement.*

4.1  Form of Pooling and Servicing Agreement for REMIC Certificates.*

4.2  Standard Terms for Pooling and Servicing Agreements for REMIC
     Certificates.*

5.1 Opinion of Michael J. Tarpley, Esq. with respect to the Certificates being registered.*


5.2 Opinion of Cadwalader, Wickersham & Taft LLP with respect to the Certificates being registered.


8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.*


8.2 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters.


23.1 Consents of Michael J. Tarpley, Esq. and Orrick, Herrington & Sutcliffe LLP are contained in their opinions filed herewith as Exhibits 5.1 and 8.1, respectively.*


23.2 Consent of Cadwalader, WiHckersham & Taft LLP is contained in its opinions filed herewith as Exhibits 5.2 and 8.2.


----------

*   Previously Filed.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or the high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that (a)(1)(i), (a)(1)(ii) and a(1)(iii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement, and provided further, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
     (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
     (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

          (iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

          (6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

     (e) (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Citicorp Residential Mortgage Securities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the requirement that the Securities be rated investment grade at the time of sale) and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on August 16, 2006.


                                        CITICORP RESIDENTIAL MORTGAGE
                                        SECURITIES, INC.

                                        By: /s/ Bradley J. Brunts
                                            ---------------------
                                            Name: Bradley J. Brunts
                                            Title: Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed on August 16, 2006 by the following persons in the capacities indicated.


         Signature                              Capacity
---------------------------------   ----------------------------------
             *                          President/and a Director/
---------------------------------     (Principal Executive Officer)
   (William P. Beckmann)

                                        Executive Vice President/
             *                      (Principal Financial Officer and
---------------------------------      Principal Accounting Officer)
        (Paul Ince

             *
---------------------------------               Director
    (Daniel P. Hoffman)

   /s/ Bradley J. Brunts                        Director
---------------------------------
    (Bradley J. Brunts)


*By: /s/ Bradley J. Brunts
---------------------------------
     Bradley J. Brunts
    Attorney-in-Fact(1)

---------------

(1) Bradley J. Brunts, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.